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                                                                       Exhibit 5


                        [COZEN AND O'CONNOR LETTERHEAD]


                                November 12, 1997




SubMicron Systems Corporation
6330 Hedgewood Drive - #150
Allentown, PA 18106

                  Re:   Securities and Exchange Commission -
                        Registration Statement on Form S-4

Gentlemen:

                  As counsel to SubMicron Systems Corporation (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-4 , File No. 333-38741 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, registering $8,692,028 in principal amount of the Company's 8% Convertible Subordinated Notes Due 2002 (the "Notes"), and such number of shares (the "Shares") of the Company's Common Stock, par value $.0001 (Common Stock") as may be issuable from time to time upon conversion of the Notes, which are being offered in connection with an offer by the Company to exchange the Notes for its outstanding 8% Convertible Subordinated Notes Due 2002 (the "Exchange Offer").

                  In this connection, we have examined and considered the original or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation and its Bylaws, as each has been amended to date, resolutions of its Board of Directors, the form Note and form of Indenture (the "Indenture") between the Company and United States Trust Company of New York, as Trustee (the "Trustee"), under which the Notes shall be issued, and such other documents and records relating to the Company and the issuance and sale of the Notes and the Shares as we have deemed appropriate for the purpose of rendering




                                   EXHIBIT "5"
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SubMicron Systems Corporation
November 12, 1997
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this opinion.

                  In our examination of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostat or other copies. As to matters of fact which have not been independently established, we have relied upon representations of the officers of the Company.

                  Based upon the foregoing examination, and the information supplied, it is our opinion that: (i) the Notes to be issued in the Exchange Offer, when issued pursuant to the Indenture and authenticated by the Trustee as required therein, will be duly authorized and validly issued; and
(ii) the Shares are duly authorized and, when issued upon conversion of the Notes in accordance with the Notes and the Indenture, will be duly and validly issued, fully paid and non-assessable.

                  We hereby expressly consent to the inclusion of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,




                                    COZEN AND O'CONNOR